Exhibit 99.1

infoUSA Completes OneSource Acquisition

     OMAHA, NE, June 10, 2004 — infoUSA Inc. (NASDAQ: IUSA), today announced the completion of its acquisition of OneSource Information Services, Inc. (“OneSource”). OneSource became a wholly-owned subsidiary of infoUSA effective immediately upon filing of the Certificate of Ownership and Merger with the Delaware Secretary of State on June 9, 2004. As a result of the acquisition, OneSource shares will no longer be listed on the Nasdaq National Market.

     At the effective time of the acquisition, all shares of OneSource common stock not tendered in the earlier tender offer were canceled and converted into the right to receive $8.85 net in cash, without interest, subject to the rights of the holders of the shares to exercise appraisal rights. infoUSA will contact the remaining OneSource stockholders by mail with information on how to receive payment for their OneSource shares not tendered in the tender offer.

About infoUSA

     infoUSA (www.infoUSA.com), founded in 1972, is the leading provider of business and consumer information products, database marketing services, data processing services and sales and marketing solutions. Content is the essential ingredient in every marketing program, and infoUSA has the most comprehensive data in the industry, and is the only company to own a proprietary database of 250 million consumers and 14 million businesses under one roof. The infoUSA database powers the directory services of the top Internet traffic-generating sites, including Yahoo! (Nasdaq:YHOO) and America Online (NYSE: TWX). Nearly 3 million customers use infoUSA’s products and services to find new customers, grow their sales, and for other direct marketing, telemarketing, customer analysis and credit reference purposes. infoUSA headquarters are located at 5711 S. 86th Circle, Omaha, NE 68127 and infoUSA’s management can be contacted at (402) 593-4500.

About OneSource Information Services, Inc.

     OneSource, a recognized leader in business information solutions, delivers unparalleled company, executive, and industry intelligence that make business professionals more effective and productive in completing their critical daily tasks. OneSource products and services support a company’s vital business processes including serving their customers, finding and leveraging new opportunities, and managing suppliers and partners.

     OneSource combines and organizes content from over 2,500 information sources supplied by more than 30 world-class content providers, creating an unequalled information resource encompassing corporate families, industries, executives, financials, news, analyst reports, and trade and business press articles. Using its Global Business TaxonomyTM system, OneSource links this in-depth information on over 1.7 million companies worldwide resulting in the most extensive company-linked repository of business information in the world.

     Users of OneSource products work faster, smarter, and more productively, whether leveraging OneSource business information through the Web-based OneSource Business BrowserSM product line or through enterprise applications or portals integrated seamlessly via the OneSource AppLinkSM software development kit. To help customers link the OneSource Enhanced Information WarehouseTM repository into their preferred enterprise applications, OneSource provides consulting and integration services.

     OneSource is headquartered in Concord, MA, with offices located in North America, Europe, and the Pacific Rim. Product information is available at www.onesource.com. Customers include Bank One, Chubb, Citigroup, Cisco, Deloitte & Touche, HP, i2 Technologies, Orange, Royal & SunAlliance, SAS Institute, and Sun Microsystems.

     OneSource, Business Browser, Global Business Taxonomy, AppLink, Enhanced Information Warehouse and/or other OneSource product and service names referenced herein are either trademarks or service marks or registered trademarks or service marks of OneSource Information Services, Inc. or its subsidiaries in the United States and/or other countries. All other product and service names mentioned herein are trademarks or service marks of their respective owners.

Forward-Looking Statements

     Statements in this announcement regarding infoUSA other than historical data and information constitute forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, but are not limited to, risks associated with recent changes in senior management, the successful integration of recent and future acquisitions, fluctuations in operating results, failure to successfully carry out our Internet strategy or to grow our Internet revenue, effects of leverage, changes in technology and increased competition. More information about potential factors that could affect infoUSA’s business and financial results is included in infoUSA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 which is on file with the Securities and Exchange Commission.

infoUSA Inc. Investor Contact:		Laurel Gottesman (402-593-4535)
infoUSA Inc.
fax: 402-339-0265
laurel.gottesman@infousa.com

infoUSA Inc. Media Contact:		Vinod Gupta (402-596-8900)
infoUSA Inc.
fax: 402-339-0265
vin.gupta@infousa.com

	or:	Raj Das (402-593-4517)
infoUSA Inc.
fax: 402-339-0265
raj.das@infousa.com